Exhibit 10.19

FORM OF FIRST AMENDMENT TO

WATER SUPPLY AND SERVICES AGREEMENT

THIS FIRST AMENDMENT TO WATER SUPPLY AND SERVICES AGREEMENT (this “Amendment”) is made as of this      day of            , 2017 (the “Execution Date”), by and among CNX WATER ASSETS LLC, a West Virginia limited liability company (“CONSOL”) and CNX THERMAL HOLDINGS LLC, a Delaware limited liability company (“CTH”). CONSOL and CTH may be referred to herein separately as a “Party” and collectively as the “Parties.”

RECITALS:

WHEREAS, CONSOL and CTH are party to that certain Water Supply and Services Agreement dated as of July 7, 2015 (the “Water Agreement”), and the Parties desire to amend the Water Agreement to revise the Water Services as more fully defined herein.

AGREEMENTS:

NOW, THEREFORE, in consideration of the mutual agreements, covenants, and conditions herein contained, CONSOL and CTH hereby agree as follows:

ARTICLE 1

AMENDMENT

1.1    Appendix I - Defined Terms.

(a)    Appendix I of the Water Agreement is hereby amended by deleting the following defined terms and their associated definitions: (i) Operational Services; (ii) Treatment Fee; (iii) Treatment Services; (iv) Treatment Water; (v) Receipt Points; and (vi) Capital Expenses;

(b)    Appendix I of the Water Agreement is hereby amended by modifying the definition of “Water Services” to read as follows:

“Water Services” means the Supply Services.

1.2    Deletion of Sections 2.2 and 2.3. Sections 2.2 and 2.3 of the Water Agreement are hereby deleted from the Water Agreement in their entirety and shall be replaced with the following:

2.2 [intentionally omitted]

2.3 [intentionally omitted]

1.3    Section 2.7(a) – Payment Terms; Disputed Charges. Section 2.7(a) of the Water Agreement is hereby deleted in its entirety and replaced with the following:

(a) No later than 30 days after the end of each calendar month, CONSOL shall prepare and deliver to CTH, an invoice for the Supply Fee incurred during such calendar month (or, in the case of the Shortfall Fee, the applicable quarter).

1.4    Section 2.9 – Arbitrator. Section 2.9 of the Water Agreement is hereby deleted in its entirety and replaced with the following:

2.9 Arbitrator. In the event that the Parties cannot reach agreement regarding any disputes regarding (i) amounts invoiced hereunder pursuant to Section 2.7 or Section 2.8 or (ii) the Water Sales Credit applicable to any Water Sales Agreement during each succeeding Term Year following the initial Term Year, either Party may refer the remaining matters in dispute to the Philadelphia, Pennsylvania office of a mutually agreeable nationally recognized accounting firm (the “Arbitrator”) for review and final determination by arbitration. Should such selected firm fail or refuse to agree to serve as Arbitrator within ten Business Days after receipt of a written request from any Party to serve, and should the Parties fail to agree in writing on another replacement Arbitrator within five Business Days after the end of that ten-day period, or should no replacement Arbitrator agree to serve within 30 days after the original written request pursuant to this Section 2.9, the Arbitrator shall be a nationally recognized accounting firm appointed by the Philadelphia office of the American Arbitration Association. The Arbitrator’s determination shall be made within 30 days after submission of the matters in dispute and shall be final and binding on the Parties, without right of appeal. The Arbitrator shall act as an expert for the limited purpose of determining the specific disputed matters submitted by the Parties and may not award damages or penalties to the Parties with respect to any matter. Each Party shall each bear its own legal fees and other costs of presenting its case. The fees, costs and expenses of the Arbitrator, shall be allocated between the Parties based upon the percentage which the portion of the disputed matters not awarded to such Party bears to the amount actually contested by such Party. The provisions of this Section 2.9 shall survive the expiration or termination of this Agreement.

1.5    Section 2.11 – Notices. Section 2.11 of the Water Agreement is hereby deleted in its entirety and replaced with the following:

2.11 Notices. In the event either Party receives (a) a notice of non-compliance with, or violation of, any permit related to the Water Services or (b) any other notice or information related to the Water Services or terms of this Agreement (collectively, “Notices”), the receiving Party shall, as soon as reasonably practical, forward such Notice to the other Party.

ARTICLE 2

MISCELLANEOUS

2.1    Definitions. For purposes hereof, the capitalized terms used herein and not otherwise defined have the meanings set forth in the Water Agreement.

2.2    Amendment Compliance. The Parties acknowledge that this Amendment complies with the requirements to amend the Water Agreement, as stated in Section 6.7 of the Water Agreement.

2.3    References. All references to the Water Agreement in any document, instrument or agreement shall hereafter be deemed to refer to the Water Agreement as amended hereby.

2.4    Counterparts. This Amendment may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. Any signature hereto delivered by a Party by electronic mail shall be deemed an original signature hereto.

2.5    Ratification. The Water Agreement, as amended herein, is ratified and confirmed.

2.6    Miscellaneous. Section 1.2 of the Water Agreement and Section 6.8 of the Water Agreement are incorporated herein by this reference as if set out fully herein and shall apply in all respects to this Amendment, mutatis mutandis.

[signature page follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment to be effective as of the Execution Date.

CONSOL:

CNX WATER ASSETS LLC

By:
Name:
Title:

CTH:

CNX THERMAL HOLDINGS LLC

By:
Name:	Martha A. Wiegand
Title:	General Counsel and Secretary

Signature Page to First Amendment to

Water Supply and Services Agreement